UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

Beyond Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38892	47-3812456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 East Gate Blvd., Suite 320

Garden City, NY 11530

(Address of principal executive offices)

516-665-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2020, Beyond Air, Inc. (we or the “Company”) entered into a Purchase Agreement (“Purchase Agreement”) with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $40,000,000 of shares of our common stock at our discretion as described below.

At any time within 30 days of the Commencement Date (as defined in the Purchase Agreement) we may sell to Lincoln Park up to (i) 325,000 shares of common stock at a purchase price of $8.58 per share (the “Initial Purchase”) and (ii) additional shares of our common stock with an aggregate offering price of up to $37,211,500, which we may sell from time to time in our sole discretion to Lincoln Park over the next 36 months, subject to the conditions and limitations in the Purchase Agreement.

In addition to the Initial Purchase from time to time on any trading day we select that the closing sale price of our common stock is at least $0.25, we have the right, in our sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 80,000 shares of our common stock (each such purchase, a “Regular Purchase”) over the 36-month term of the Purchase Agreement; provided, however, that such limit may be increased to up to 100,000 shares if the last closing sale price of our common stock is at least $5.00 on the purchase date, may be increased to up to 120,000 shares if the last closing sale price of our common stock is at least $7.50 on the purchase date, and may be increased to up to 140,000 shares if the last closing sale price of our common stock is at least $10.00 on the purchase date (each subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). The purchase price for shares of common stock to be purchased by Lincoln Park will be the equal to lesser of (i) the lowest sale price on the purchase date, as reported by Nasdaq, or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the ten trading days prior to the purchase date. Lincoln Park’s obligation under each Regular Purchase shall not exceed $2,000,000. The amount of the Regular Purchases can be modified upon the mutual agreement of us and Lincoln Park.

We can also direct Lincoln Park to purchase additional amounts as accelerated purchases and additional accelerated purchases, under certain circumstances and provided the last closing sale price of our common stock is at least $1.00 per share, in an amount up to the lesser of (i) three times the number of shares purchased pursuant to the corresponding Regular Purchase or (ii) 30% of the trading volume on such accelerated purchase date. The purchase price for the additional shares is the lower of:

●	the closing sale price for the common stock on the date of sale; and

●	ninety-five percent (95%) of the volume weighted average price of the common stock on the Nasdaq Capital Market on the date of sale.

There is no upper or lower limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park. We may at any time, in our sole discretion terminate the Purchase Agreement without fee, penalty or cost, upon one trading day written notice.

The Purchase Agreement limits our sales of shares of common stock to Lincoln Park to 3,289,552 shares of common stock, representing 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement (which number of shares shall be reduced, on a share-for-share basis, by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable Nasdaq rules (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue more than such amount or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $7.53 per share. In addition, the Purchase Agreement does not permit the issuance of shares pursuant thereto to the extent that such issuance would exceed the number of shares of common stock then available for issuance pursuant to the Company’s certificate of incorporation in effect at such time.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder.

The Purchase Agreement does not limit our ability to raise capital from other sources at our sole discretion, provided, however, that we shall not enter into any “equity line” or similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of such purchase until the later of 36 months from the date of the Purchase Agreement or the Maturity Date, provided that the company is not prohibited from the issuance of securities pursuant to an at-the-market offering through a registered broker-dealer.

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period;

●	the suspension of our common stock from trading or the failure of our common stock to be listed on Nasdaq for a period of one business day;

●

the delisting of our common stock from Nasdaq; provided, however, that our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

●	the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within three business days after the applicable purchase date on which Lincoln Park is entitled to receive such securities;

●

any breach of the representations and warranties or covenants contained in the Purchase Agreement or any related agreements with Lincoln Park if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

●	our insolvency or our participation or threatened participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement; or

●	if at any time we are not eligible to transfer our common stock electronically via DWAC.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, at no cost to us. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to file a prospectus supplement relating to the sale of the shares of common stock to be issued to Lincoln Park under the Purchase Agreement pursuant to the registration statement of which this prospectus supplement forms a part or a new registration statement and use reasonable best efforts to keep such registration statement effective until the resale of all of the Registrable Securities by Lincoln Park and no Available Amount remains under the Purchase Agreement.

The offer and sale of the shares under the Purchase Agreement was made pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-231416), which was declared effective by the Securities and Exchange Commission on July 2, 2019, and pursuant to the prospectus supplement filed on May 20, 2020. As consideration for entering into the Purchase Agreement, we are obligated to pay Lincoln Park a commitment fee in the amount of $1,000,000.

We currently intend to use the net proceeds from the sale of securities offered by this prospectus supplement for general corporate purposes, which may include, but are not limited to, working capital and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in their entirety by the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

The Company is also filing the opinion of its counsel Sichenzia Ross Ference LLP, relating to the legality of the shares of common stock offered and sold pursuant to the Purchase Agreement as exhibit 5.1 hereto.

Item 801. Other Events.

On May 15, 2020, the Company issued a press release announcing that it entered into the Purchase Agreement with Lincoln Park. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of May 14, 2020, by and between Beyond Air, Inc. and Lincoln Park Capital, LLC
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Purchase Agreement, dated as of May 14, 2020, by and between Beyond Air, Inc. and Lincoln Park, LLC
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
99.1	Press release dated May 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, INC.

Date: May 20, 2020	By:	/s/ Steven A. Lisi
Steven A. Lisi
Chief Executive Officer